Exhibit 23.5

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement on Form S-4 of The First Bancshares, Inc. of our report dated March 25, 2022, relating to the consolidated financial statements of Beach Bancorp, Inc., appearing elsewhere in this proxy statement/prospectus.

We also consent to the reference of our Firm under the heading “Experts” in this proxy statement/prospectus.

Albany, Georgia

June 16, 2022

2303 DAWSON ROAD • POST OFFICE BOX 71549 • ALBANY, GEORGIA 31708-1549 • 229-446-3600 • FAX 229-446-3664 • www.mjcpa.com

Members of The American Institute of Certified Public Accountants